SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2007

AtriCure, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 Schumacher Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 9, 2007, we entered into an Employment Agreement with David J. Drachman, which was approved by our Board of Directors upon the recommendation of our Compensation Committee. Under the terms of the Agreement, Mr. Drachman will continue to serve as our President and Chief Executive Officer and, subject to annual stockholder re-election, as a director.

Pursuant to the terms of his Agreement with us, Mr. Drachman’s base salary for 2006 is $400,000, which will be reviewed annually for discretionary merit increases by the Board of Directors and/or Compensation Committee. Mr. Drachman is also entitled to receive such annual bonus, if any, as to which he may be entitled under the management incentive program we adopt each year. Pursuant to the terms of the Agreement, either we or Mr. Drachman may terminate Mr. Drachman’s employment under the Agreement at any time for any reason or no reason. If Mr. Drachman voluntarily terminates the Agreement, he must give us at least 60 days’ prior written notice. If we voluntarily terminate the Agreement, we are not obligated to give Mr. Drachman any prior written notice. In the event that we terminate the employment of Mr. Drachman Without Cause or for Total Disability, or if he terminates his employment for Good Reason, each as defined in the Agreement, Mr. Drachman is entitled to severance payments totaling six months of his then base salary; provided that if we terminate his employment Without Cause or if he terminates his employment for Good Reason within 12 months following a Change of Control (as defined in the Agreement), Mr. Drachman is entitled to severance payments totaling 12 months of his then base salary plus an amount equal to his target bonus for the year in which the termination occurred.

Under the terms of the Agreement, Mr. Drachman reconfirmed his obligations under his Non-Competition, Proprietary Information and Inventions Agreement, dated October 22, 2002. Additionally, under the terms of the Agreement, we will reimburse Mr. Drachman for insurance premiums paid by Mr. Drachman to maintain $5,000,000 of term life insurance for his own benefit, up to a maximum annual reimbursement of $10,000.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference. Please see the Agreement, which is attached as an exhibit to this Form 8-K, for further information.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 for a description of the employment agreement of Mr. Drachman, our President and Chief Executive Officer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	Employment Agreement, dated as of February 9, 2007, between AtriCure, Inc. and David J. Drachman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

By:	/s/ Julie A. Piton
Julie A. Piton
Vice President and Chief Financial Officer

Dated: February 14, 2007

EXHIBIT LIST

No.	Description
10.1	Employment Agreement, dated as of February 9, 2007, between AtriCure, Inc. and David J. Drachman.